UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2024

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 542-3130
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a) The 2024 annual meeting of stockholders (the “Annual Meeting”) of CareTrust REIT, Inc. (the “Company”) was held on April 25, 2024.
(b) At the Annual Meeting, the Company’s stockholders (i) elected the five nominees identified in the table below to the Board of Directors to serve until the Company’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
Set forth below are the final voting tallies for the Annual Meeting:
Election of Directors

	For	Against	Abstain	Broker Non-Votes
Diana M. Laing	104,331,000	3,777,892	48,923	14,678,155
Anne Olson	106,678,179	1,430,502	49,134	14,678,155
Spencer G. Plumb	106,687,687	1,417,756	52,372	14,678,155
David M. Sedgwick	107,716,692	387,968	53,155	14,678,155
Careina D. Williams	106,007,248	2,099,822	50,745	14,678,155
Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
104,322,253	3,717,874	117,688	14,678,155
Auditor Ratification

For	Against	Abstain
122,429,850	336,961	69,159

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2024	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer